Exhibit 99.1
Press Release
www.shire.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

For immediate release	23 June 2014

Shire plc

The Path to US$10 Billion in Product Sales by 2020

Presentation for analysts and investors to be held at 13:00 British Summer Time today

The management of Shire plc (“Shire” or the “Company”) (LSE: SHP, NASDAQ: SHPG) has transformed the Company over the last year, creating the platform to deliver substantially more value to shareholders and benefits for patients, and to enhance its leadership position in Rare Diseases.

The ‘One Shire’ efforts have led to:

•	Accelerated top-line growth with product sales increasing 19% in Q12014 (from Q12013);

•	Enhanced profitability reflected in 45% Non GAAP EBITDA margins achieved in Q12014(1);

•	Material improvements in the pipeline via organic progression and focused M&A; and

•
Total shareholder return, including reinvestment of dividends, of 99% from 2 May 2013 to 19 June 2014 (the day before the announcement by AbbVie Inc. regarding its possible cash and share offer for the Company).

With the benefit of a focused strategy, a high-performing management team, and a lean operating model, Shire expects to deliver double-digit compound annual product sales growth from its current portfolio and to more than double its 2013 annual product sales to US$10 billion by 2020.

Shire is delivering a presentation today setting out the continued progress in executing its strategy, which centers on delivering innovative therapies for significant unmet need in Rare Diseases and other high-value specialty indications.

The Board believes that Shire's focused growth strategy and efficient cost base will continue to deliver significant shareholder value and patient benefits.

Flemming Ornskov, Chief Executive Officer of Shire, said: “We have a long range plan that envisages more than doubling product sales from just under US$5 billion in 2013 to US$10 billion by 2020 from the current portfolio, even without the impact of any additional M&A, licensing and the pipeline development from certain recent transactions.

We have put in place the team and the strategy which have already led to a marked acceleration in product sales over the last 12 months. Furthermore, we have stepped up the efficiency of the business, increasing Non GAAP EBITDA margins by eight percentage points year on year from Q12013 to Q12014(1).

(1)	This is a Non GAAP financial measure. The most directly comparable measure under US GAAP is net income (Q12014: US$230 million, or 18% of product sales; Q12013: US$65 million, or 6% of product sales).

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

As a consequence, our record of creating total shareholder returns for Shire shareholders has substantially outperformed that of our peer group and relevant market indices in both the UK and US from 1 January 2009 until 19 June 2014.

We have created leading franchises in Rare Diseases, Neuroscience and Gastrointestinal (GI) and are moving into promising new therapeutic areas such as ophthalmology, as well as boosting our innovative pipeline. We are confident that our ambitious team has the capabilities and the platform to drive strong future sales growth and to enhance Shire’s leadership position in Rare Diseases.”

The Company is providing new, long-term, financial targets which highlight the significant potential for shareholder value creation. From 2013 to 2020 Shire is targeting sustainable product sales growth leading to annual product sales (excluding the impact of any additional M&A, licensing and certain recent acquisitions) of US$10 billion by 2020, comprising US$7 billion from in-line product sales and US$3 billion in sales from existing pipeline products. In the medium term Shire is also targeting annual product sales of US$6.5 billion by 2016.

Today’s presentation also includes the following additional information:

•
From 2 May 2013 to 19 June 2014, Shire’s total shareholder return, including reinvestments of dividends, has been 99%, which compares to a median of 44% for biotechnology peers(3), 10% for the FTSE 100 and 26% for the S&P 500;

•
From 1 January 2009 to 19 June 2014, Shire’s total shareholder return, including reinvestments of dividends, has been 281%, which compares to a median of 212% for biotechnology peers(3), 88% for the FTSE 100 and 144% for the S&P 500; and

•	The Company has made significant progress subsequent to and including the strong Q1 2014 results. Examples include:

o	The announcement of the planned resubmission of SHP465 on 1 May 2014;

o	The acquisition of Lumena Pharmaceuticals announced on 12 May 2014;

o
In early June, Shire agreed with the FDA that it will conduct pediatric clinical studies to investigate the potential use of VYVANSE® for the treatment of ADHD in children aged 4 to 5; based on the results of these pediatric studies and the FDA’s review of the data, Shire could receive a six-month extension of the exclusivity period for VYVANSE® patents which expire in 2023; and

o	The announcement of the 2015 planned filing of Lifitegrast for the treatment of Dry Eye Disease on 16 May 2014.

The presentation and the contents of this announcement are based on the key sources, bases and assumptions set out at the end of this announcement.

New management has created a platform to deliver sustainable sales growth and superior patient outcomes

Shire has generated strong momentum and has created a platform to deliver double-digit compound annual product sales growth from its existing product portfolio and pipeline through 2020 with the following components:

•	Continued operational efficiency, commercial excellence, and a scalable operating model;

(1)	This is a Non GAAP financial measure. The most directly comparable measure under US GAAP is net income (Q12014: US$230 million, or 18% of product sales; Q12013: US$65 million, or 6% of product sales).

(3)	Selected biotechnology peers include Alexion, Amgen, Biogen Idec, Celgene and Gilead.

•	Growing its leading franchises in Rare Diseases, Neuroscience, GI, and building into other emerging areas through an innovative pipeline; and

•	A simple organisational structure and a high-performing management team.

In addition the management intends to pursue business development to reinforce its core and expand and grow its adjacent therapeutic areas, which could further enhance Shire’s double-digit compound annual product sales growth.

Marked acceleration in sales growth since arrival of new management

•	Increase in Q12014 product sales of 19% compared to Q12013;

•	Focus on improving Rare Diseases competitive performance;

•	Sharpened Neuroscience customer focus;

•	Improved market position in 5-ASA GI market;

•	Addition of ViroPharma to Rare Diseases business unit; and

•	Divestment of DERMAGRAFT®.

New management has improved the efficiency of the business, increasing group Non GAAP EBITDA margins from 37% in Q12013 to 45% in Q12014(1)

•	Transition to ‘One Shire’ organisation structure;

•	Integrated R&D under a single leadership team;

•	Creation of a single, consolidated international structure;

•	Streamlined other corporate functions; and

•	Termination of programs that did not fit strategy or commercial criteria.

Shire is growing its leading franchises in Rare Diseases, Neuroscience, GI, and is building into other emerging areas through an innovative pipeline

•
Leading positions in commercially attractive therapeutic areas – Rare Diseases (2013 product sales US$2.0 billion(4)); Neuroscience (2013 product sales US$1.6 billion) and GI (2013 product sales $0.8 billion);

o	By 2020, Shire expects to achieve product sales of over US$3 billion in Rare Diseases, over US$3 billion in Neuroscience and over US$1.3 billion in GI;

•	Adding to existing platforms in enzyme / protein replacement via internal research and collaborations (including Renal, Fibrosis, Intrathecal and mRNA assets);

•	Ongoing assessment of additional acquisition targets where Shire has expertise and can increase value;

•	Extending its Rare Diseases model to new indications, for example, Lumena for rare GI disorders and Fibrotech(5) for rare Renal disorders;

(4)	Product sales of US$2 billion for the 2013 financial year on a pro forma basis including CINRYZE® product sales (which was acquired in January 2014).

(5)	The acquisition of Fibrotech has yet to close.

•	Organic progress with pipeline

o	Resubmission of SHP465 for high-growth ADHD adult segment with expected launch in H1 2015

o	Positive Phase III results for LDX in Binge Eating Disorder, with a plan to file an NDA in Q3 2014 and expected launch in Q1 2015; and

o	Ongoing progression of SHP609 and SHP610 to treat the CNS manifestations of Hunter and Sanfilippo A syndromes

•	Focused on expanding scale in commercially attractive adjacent therapeutic areas, for example Ophthalmology and Hematology / Oncology.

New management’s focused business development strategy has added products with significant sales potential

•	Acquisitions position Shire in new therapeutic areas (e.g. Lifitegrast is a potential blockbuster in ophthalmology with expected NDA filing in Q12015); and

•
Acquisitions strengthen Rare Diseases pipeline e.g. CINRYZE® new potential uses (from ViroPharma), acquisitions of Lumena (in GI), Premacure (in ophthalmology) and Fibrotech(5) (in diabetic nephropathy).

New financial targets and additional information

Shire is aiming to become a leading high-growth global biotechnology group and to build upon its leadership position in Rare Diseases by executing additional phases of its efficiency program, commercialising and progressing its existing pipeline and adding new growth through business development and internal research.

Today’s presentation includes the following additional information in relation to Shire’s risk adjusted financial targets and non-risk adjusted sales forecasts for selected key pipeline products:

•	Product sales targets of US$6.5 billion by 2016 and US$10 billion by 2020;

•	Double-digit compound annual product sales growth from the current portfolio through 2020 (excluding the impact of M&A, in-licensing and pipeline development from certain recent transactions);

•	Rare Diseases business unit sales of over US$3 billion by 2020;

•	Neuroscience business unit sales of over US$3 billion by 2020;

•	GI business unit sales of over US$1.3 billion by 2020;

•	Lifitegrast product sales in 2020 of in excess of US$1 billion (unrisked(6));

•	SHP465 product sales in 2020 of approximately US$500 million (unrisked(6));

•	SHP607 (PREMIPLEX®) product sales in 2020 of in excess of US$500 million (unrisked(6));

•	LDX product sales (as a treatment of Binge Eating Disorder) in 2020 of approximately US$300 million (unrisked(6));

(5)	The acquisition of Fibrotech has yet to close.

(6)
This represents Shire management's estimate of the potential annual net sales for the product in 2020.  This estimate is not risk-adjusted and is made using customary pharmaceutical industry forecasting methods.

•	Pipeline intrathecal programs product sales in 2020 of approximately US$400 million (unrisked(6));

•	Peak sales potential (unrisked) for LUM001 and LUM002 of in excess of US$3 billion in total; and

•	Peak sales potential (unrisked) for the innovative pipeline of over US$7 billion(7).

Shire’s existing product portfolio and pipeline is expected to achieve US$6.5 billion product sales by 2016 and US$10 billion product sales by 2020. The impact of future M&A, in-licensing opportunities and pipeline development from recent transactions (Fibrotech and Lumena) represent further potential upside to these product sales targets.

Presentation for analysts and investors

A presentation for analysts and investors will be held at 13:00 BST and can be joined live, via teleconference and webcast. Details can be found on the Shire Investor Relations website http://www.shire.com/shireplc/en/investors

Key Sources, Bases and Assumptions

The Shire forecasts and targets included in this announcement and the presentation are derived from Shire’s Long Range Plan for 2014 to 2020 (the "LRP"), business papers produced to support the LRP and Shire papers subsequently produced as part of the business planning process. Shire

(6)
This represents Shire management's estimate of the potential annual net sales for the product in 2020.  This estimate is not risk-adjusted and is made using customary pharmaceutical industry forecasting methods.

(7)	Over US$7 billion peak sales potential includes products that have completed Phase 1, but excludes lifecycle management programs.

produces a long range plan annually. The LRP was updated in September 2013 and was reviewed by the Board of Shire in October 2013. A revised LRP was developed to reflect the acquisition of ViroPharma, the disposal of DERMAGRAFT®, the termination of the VYVANSE® Major Depressive Disorder program, 2013 full year reported financial results and other events in 2014. This revised LRP was reviewed by the Board of Shire most recently in June 2014.

The forecast product sales targets for 2016 and 2020 in this announcement and the presentation are consistent with the LRP for the period from 2014 to 2020, which is at constant exchange rates, and reflects net sales for each product and key line extensions currently identified as in Phase III, Phase II and those in (or soon to enter) Phase I included in the LRP as launching before the end of 2020.

The forecast product sales included in the LRP are risk-adjusted to reflect Shire’s assessment of the individual probability of launch of products in development, and the probability of success in further life cycle management trials. Estimates for these probabilities are based on industry wide data for relevant clinical trials in the pharmaceutical industry at a similar stage of development.

For each pharmaceutical product, there is a range of possible outcomes from clinical development, driven by a number of variables - including safety, efficacy and product labelling. In addition, if a product is approved, the effect of commercial factors including the patient population, the competitive environment, pricing and reimbursement is also uncertain. As a result, the actual net sales achieved by a product over its commercial life will be different, perhaps materially so, from the risk adjusted net sales figures in this announcement and the presentation and should be considered in this light.

Peak year sales referred to in this announcement and the presentation are Shire management’s estimates of the highest annual net sales for the relevant product. These peak year sales estimates are not risk-adjusted, and are made using customary pharmaceutical industry forecasting methods. Some of these peak year sales occur in years later than 2020, but these estimates are consistent with the plans and projections of the LRP period.

Peak year sales may occur in different years for each product, depending on trial outcomes, launch dates, pricing assumptions and exclusivity periods, amongst other things. The aggregation of peak sales is the sum of peak year sales for each asset and not for one particular year. Peak year sales are net product sales at nominal values and are undiscounted.

2020 sales for individual products referred to in this announcement and the presentation are Shire management’s estimates of the potential annual net sales for the relevant product. These estimates are not risk-adjusted, and are made using customary pharmaceutical industry forecasting methods.

Attention is drawn to the notice set out under the heading Forward-Looking Statements below.

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

We provide treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas such as Ophthalmology.

Shire’s product sales from continuing operations have increased from US$2,754 million in the financial year to 31 December 2008 to US$4,757 million in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 11.6%. Shire’s Non GAAP diluted earnings

(2)
This is a Non GAAP financial measure.  Non GAAP EBITDA CAGR for the period 2008-2013 was 14%.  The most directly comparable measure under U.S. GAAP is net income (2013: US$665 million, or 14% of product sales; 2008: US$156 million, or 6% of product sales), with a CAGR for the 2008-2013 period of 34%.

per ADS have increased from US$3.86 in the financial year to 31 December 2008 to US$7.66 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 14.7%. Shire’s US GAAP diluted earnings per ADS have increased from US$0.86 in the financial year to 31 December 2008 to US$3.53 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 32.7%.

www.shire.com

CONTACTS

Shire

Jessica Mann	+44 1256 894 280

Stephanie Fagan	+1 201 572 9581

FTI Consulting (Media Adviser to the Company)

Andrew Lorenz (London)	+44 77 7564 1807

Ben Atwell (London)	+44 20 3727 1000

David B. Roady (New York)	+1 212 850 5600

Robert Stanislaro (New York)	+1 212 850 5600

Citi (Financial Adviser to the Company)

Christopher Hite	+1 212 816 1818

Jan Skarbek	+44 20 7986 4000

Deutsche Bank (Financial Adviser to the Company)

Nick Bowers	+44 20 7545 8000

Ben Lawrence

Evercore (Financial Adviser to the Company)

Francois Maisonrouge	+44 20 7653 6000

Edward Banks

Goldman Sachs (Financial Adviser to the Company)

Anthony Gutman	+44 20 7774 1000

Raj Shah

Morgan Stanley (Financial Adviser to the Company)

Michele Colocci	+44 20 7425 8000

Colm Donlon

Peter Moorhouse (Corporate Broking)

(2)
This is a Non GAAP financial measure. Non GAAP EBITDA CAGR for the period 2008-2013 was 14%. The most directly comparable measure under U.S. GAAP is net income (2013: US$665 million, or 14% of product sales; 2008: US$156 million, or 6% of product sales), with a CAGR for the 2008-2013 period of 34%.

A copy of this announcement will be available at www.shire.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

FURTHER INFORMATION

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for Shire and no one else in connection with the matters referred to in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement. In connection with such matters, Morgan Stanley & Co. International plc, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Shire for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, each in the United Kingdom, is acting as financial adviser to Shire and for no one else in connection with the matters set out in this announcement. In connection with such matters, Citigroup Global Markets Limited, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to herein.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement. In connection with such matters Goldman Sachs International, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the contents of this announcement or any other matter referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFIN - Federal Financial Supervisory Authority). Deutsche Bank AG, London Branch is further authorised by the Prudential Regulation Authority and is subject to limited regulation by the Financial Conduct Authority and Prudential Regulation Authority. Deutsche Bank is acting as financial adviser to Shire and no one else in connection with the contents of this Announcement and will not be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR® are subject to generic erosion and revenues from INTUNIV® will become subject to generic competition starting in December 2014;

•
the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire’s products may impact future revenues, financial condition and results of operations;

•
Shire conducts its own manufacturing operations for certain of its Rare Diseases products and is reliant on third party contractors to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in the Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•
the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies. Submission of an application for regulatory approval of any of Shire’s product candidates, such as Shire’s planned submission of a New Drug Application to the FDA for lifitegrast as a treatment for the signs and symptoms of dry eye disease in adults, may be delayed for any number of reasons and, once submitted, may be subjected to lengthy review and ultimately rejected. Moreover, regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial conditions or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•
Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the US Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Non GAAP Financial Measures

Shire reports certain financial measures on a “Non GAAP” basis. These Non GAAP measures are not prepared in accordance with US GAAP.

Non GAAP measures exclude the effect of certain cash and non-cash items that Shire’s management believes are not related to the core performance of Shire’s business, and are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive director.

Shire’s press release and presentation included within the Investor’s section of Shire’s website includes the following Non GAAP financial measures:

•	Non GAAP EBITDA margin as percentage of product sales;
•	Non GAAP EBITDA;
•	Compound annual growth rate (“CAGR”) in Non GAAP earnings per ADS over the period 2008-2013;
•	Non GAAP Cash Generation;
•	Non GAAP Free Cash Flow;
•	Non GAAP Cost of product sales as a percentage of product sales;
•	Non GAAP R&D as a percentage of product sales; and
•	Non GAAP SG&A as a percentage of product sales.

Shire’s management believe that these Non GAAP financial measures provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating the relevant Non GAAP financial measures:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and reorganization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

Reconciliations of (a) Non GAAP EBITDA margin as percentage of product sales, (b) Non GAAP EBITDA, (c) Non GAAP diluted earnings per ADS CAGR 2008-2013, (d) Non GAAP Cash Generation and Non GAAP Free Cash Flow, (e) Non GAAP Cost of product sales as a percentage of product sales, (f) Non GAAP R&D as a percentage of product sales and (g) Non GAAP SG&A as a percentage of product sales to the most directly comparable measures under US GAAP are included below.

(a)	Non GAAP EBITDA margin as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA for Q1 2014 and Q1 2013:

	For the Quarter Ended March 31,
	(US$ in millions)
	Q1 2014	Q1 2013
US GAAP Net income	230.4	64.8
(Deduct) / add back:
Loss from discontinued operations, net of tax	22.7	216.2
Equity in losses/(earnings) of equity method investees, net of taxes	0.6	(0.4)
Income taxes	50.6	71.4
Other (income)/expense, net	(4.7)	1.0
Interest expense	7.8	9.2
Interest income	(0.5)	(0.7)
US GAAP Operating income from continuing operations	306.9	361.5
Amortization	57.8	36.1
Depreciation	36.8	27.8
Asset impairments	166.0	7.1
Integration and acquisition costs	45.4	4.1
Divestments, reorganizations and discontinued operations	13.0	11.0
Legal and litigation costs	1.7	1.6
Non GAAP EBITDA	627.6	449.2
Depreciation	(36.8)	(27.8)
Non GAAP Operating income from continuing operations	590.8	421.4
Non GAAP EBITDA* as percentage of product sales	45%	37%
* Excluding royalties and other revenues

(b)	Non GAAP EBITDA (2008-2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA:

	For the Year Ended December 31,
	(US$ in millions)
	2013	2012	2011	2010	2009	2008
US GAAP Net income	665.1	745.4	865.0	588.0	491.6	156.0
(Deduct) / add back:
Net loss attributable to noncontrolling interest in subsidiaries	-	-	-	-	(0.2)	(3.6)
Loss from discontinued operations net of tax	754.5	60.3	17.7	-	12.4	17.6
Equity in (earnings)/losses of equity method investees, net of taxes	(3.9)	(1.0)	(2.5)	(1.4)	0.7	(2.4)
Income taxes	277.9	203.1	236.9	182.7	138.5	98.0
Other expense/(income), net	3.9	2.2	(18.5)	(7.9)	(60.7)	32.9
Interest expense	38.1	38.2	39.1	35.1	39.8	139.0
Interest income	(2.1)	(3.0)	(1.9)	(2.4)	(1.9)	(25.5)
US GAAP Operating income from continuing operations	1,733.5	1,045.2	1,135.8	794.1	620.2	412.0
Amortization	152.0	153.6	145.0	133.5	136.9	126.2
Depreciation	127.6	109.0	119.5	93.5	93.0	77.2
Asset impairments	27.0	197.9	16.0	42.7	-	97.1
Integration and acquisition costs	(134.1)	36.5	0.1	53.0	51.0	273.4
Divestments, reorganizations and discontinued operations	72.3	(18.1)	41.6	48.2	81.3	49.4
Legal and litigation costs	9.0	94.1	-	-	-	-
Non GAAP EBITDA	1,987.3	1,618.2	1,458.0	1,165.0	982.4	1,035.3
Depreciation	(127.6)	(109.0)	(119.5)	(93.5)	(93.0)	(77.2)
Non GAAP Operating income from continuing operations	1,859.7	1,509.2	1,338.5	1,071.5	889.4	958.1

(c)	Non GAAP diluted earnings per ADS CAGR 2008-2013

Reconciliations of Non GAAP diluted earnings per ADS to the most directly comparable measure under US GAAP can be found within Shire’s full year 2013 and 2008 earnings releases, within the Investors section of Shire’s website:

http://www.shire.com/shireplc/en/investors/presentations

The following table outlines US GAAP diluted earnings per ADS and Non GAAP diluted earnings per ADS used to compute the CAGR for the period 2008-2013.

Non GAAP diluted earnings per ADS CAGR (%)

2008-2013	2008	2013	CAGR 08-13
Non GAAP diluted earnings per ADS	3.86	7.66	14.7%
US GAAP diluted earnings per ADS	0.86	3.53	32.7%

(d)	Non GAAP Cash Generation and Non GAAP Free Cash Flow

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation and Non GAAP free cash flow.

For the 12 months ended March 31,
2014
$'M

Non GAAP cash generation	1,855
Tax and interest payments, net	(306)
US GAAP Net cash provided by operating activities	1,549
Capital expenditure	(125)
Non GAAP free cash flow	1,424

(e)	Non GAAP Cost of Product Sales as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP cost of product sales to Non GAAP cost of product sales for Q1 2014 and Q1 2013.

	Q1 2014	% of	Q1 2013	% of
	$M	product sales	$M	product sales
Cost of product sales (US GAAP)	229.5	18%	147.4	13%
Unwind of ViroPharma inventory fair value step-up	(38.8)		-
Depreciation	(10.2)		(7.1)
Cost of product sales (Non GAAP)	180.5	14%	140.3	13%

(f)	Non GAAP R&D as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP R&D to Non GAAP R&D for Q1 2014 and Q1 2013.

	Q1 2014	% of	Q1 2013	% of
	$M	product sales	$M	product sales
R&D (US GAAP)	360.5	28%	220.6	20%
Impairment of intangible assets	(166.0)		-
Depreciation	(5.8)		(4.6)
R&D (Non GAAP)	188.7	14%	216.0	20%

(g)	Non GAAP SG&A as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP SG&A to Non GAAP SG&A for Q1 2014 and Q1 2013.

	Q1 2014		Q1 2013
	$M	% of product sales	$M	% of product sales
SG&A (US GAAP)	430.3	33%	391.7	36%
Intangible asset amortization	(57.8)		(36.1)
Legal and litigation costs	(1.7)		(1.6)
Depreciation	(20.8)		(16.1)
SG&A (Non GAAP)	350.0	27%	337.9	31%